UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 5, 2006
Date of Report (Date of earliest event reported)

TERRACE VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50569	91-2147101
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 202,
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 5, 2006, Terrace Ventures Inc. (the “Company”) entered into a management consulting agreement with Ian Brodie. Pursuant to the terms of the agreement, Mr. Brodie is to be paid consulting fees of $10,000 per month, in consideration of which Mr. Brodie agreed to act as the Company’s Executive Vice President. Mr. Brodie may be granted, subject to the approval of the Company’s Board, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board, in its absolute discretion, may from time to time determine. The term of the agreement is for a period expiring at the close of business on October 7, 2007, unless otherwise terminated pursuant to the terms of the agreement or extended by the Board.

On October 5, 2006, the Company entered into a management consulting agreement with Frank Anderson. Pursuant to the terms of the agreement, Mr. Anderson is to be paid consulting fees of $10,000 per month, in consideration of which Mr. Anderson agreed to act as the Company’s Vice President of Finance. Mr. Anderson may be granted, subject to the approval of the Company’s Board, incentive stock options to purchase shares of the Company’s common stock in such amounts and at such times as the Board, in its absolute discretion, may from time to time determine. The term of the agreement is for a period expiring at the close of business on October 7, 2007, unless otherwise terminated pursuant to the terms of the agreement or extended by the Board.

Copies of each of the above referenced management consultant agreements are attached as exhibits to this Current Report on Form 8-K.

Item 5.02 Departures Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On October 5, 2006, the Company appointed Ian Brodie as the Company’s Executive Vice President and Frank Anderson as the Company’s Vice President of Finance.

The Company entered into management consulting agreements with each of Ian Brodie and Frank Anderson pursuant to which each of Mr. Brodie and Mr. Anderson will receive management consulting fees of $10,000 each per month.

Ian Brodie - Mr. Brodie has served as President of Westin Capital Inc., a venture capital firm, from April 2001 to the present. In this capacity he has reviewed business plans of potential client companies to assess their viability, and been the key decision maker as to Westin Capital’s intention to provide funding. In addition he has provided client companies with management expertise in assisting them in attaining both further funding and a public listings.

With over 20 years experience in capital markets, Mr. Brodie brings a high level of corporate finance and merchant banking experience to the Company. Mr. Brodie’s experience encompasses corporate restructuring, mergers, acquisitions, and divestitures. His specialized expertise includes in-depth knowledge of the brokerage community, and his years working as a turnaround specialist for a number of international investment bankers brings a wealth of experience to the Company.

Frank Anderson – Since July of this year, Mr. Anderson has been a self employed venture capital consultant. From September of 2000 to July of 2006, Mr. Anderson was a director, secretary and treasurer of Sporg Corporation, a Nevada corporation engaged in the internet registration services business. Mr. Anderson was formerly an investment advisor with Canaccord Capital Corp.,

Canada’s largest independent investment firm. He was employed at Canaccord from 1982 to 1999. Mr. Anderson has completed the Canadian Securities Course.

Item 9.01 Financial Statements And Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Management Consulting Agreement with Ian Brodie.
10.2	Management Consulting Agreement with Frank Anderson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRACE VENTURES INC.

Date: October 11, 2006	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer